  Exhibit 10.13
SECURITY AGREEMENT
THIS SECURITY AGREEMENT (the “Agreement”), made this 8th day of February, 2017, by and between NEXTGEN PRO, LLC, a Delaware limited liability company, with an address of 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211 ("Debtor"), and NEXTGEN DEALER SOLUTIONS, LLC, a Delaware limited liability company, with an address of 1431 Greenway Drive, Suite 775, Irving, Texas 75038 (the "Secured Party").
1. Grant of Security Interest. Subject to the applicable terms of this Security Agreement, Debtor grants to Secured Party a security interest in the Collateral to secure the payment of the Obligation, provided that the security interest granted hereby is subject to the provisions of applicable law (e.g., UCC Section 9-408(c).
2. The Obligation. As used in this Agreement, "Obligation" means collectively all of the following:
(a) All amounts due pursuant to the terms of an Unconditional Guaranty Agreement dated even date herewith (the "Guaranty") from the Debtor to Secured Party, pursuant to which the Debtor guaranteed the payment and performance of all obligations of Smart Server, Inc. under a Subordinated Secured Confessed Judgment Promissory Note dated even date herewith in the face amount of One Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($1,333,333.00).
(b) All costs incurred by Secured Party to enforce the security interest granted hereby ("Security Interest"), collect the Obligation, and maintain the Collateral free of liens (other than Permitted Encumbrances as defined on Exhibit A attached hereto), and including (but not limited to) reasonable attorneys' fees and legal expenses, and expenses of sale.

3. The Collateral. As used in this Security Agreement, "Collateral" shall mean all of Debtor's assets, both now and hereafter acquired, and wherever located, including but not limited to:
(a) Accounts;
(b) Chattel paper;
(c) Contracts;
(d) Deposit accounts;
(e) Documents;
(f) Equipment;
(g) Farm products;

(h) Fixtures;
(i) General intangibles;
(j) Goods;
(k) Instruments;
(l) Inventory;
(m) Investment property;
(n) Letter-of-credit rights;
(o) Franchise agreements; and
(p) The Patent Collateral (hereinafter defined);
(q) The Trademark Collateral (hereinafter defined);
(r) Intellectual property; and
(s) Proceeds and products of all of the foregoing;
provided however, that the "Collateral" shall exclude the "Excluded Property". Excluded Property means (i) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims; (ii) pledges and security interests prohibited by applicable law, rule, regulation; (iii) equity interests in any person other than wholly-owned subsidiaries of Borrower; (iv) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto; (v) any governmental licenses or state or local franchises, charters and authorizations (but not registered patents and trademarks); (vi) any equipment or other asset subject to liens securing capitalized lease obligations or permitted purchase money indebtedness.
“Patent Collateral” means:
(a) All patents and patent applications, including patent application number 14614160 known as “Near Field Communication (NFC) Vehicle Identification System and Process” filed with the United States Patent and Trademark Office and all registrations, reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof and amendments thereto (the "Patents");
(b) all rights of any kind whatsoever of Debtor accruing under any of the Patents provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(c) any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Patents; and
(d) any and all claims and causes of action, with respect to any of the Patents, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.
“Trademark Collateral” means:
(a)  All trademark registrations and applications, including the trademark “CyclePro” registered with the United States Patent and Trademark Office, Registration number 4,662,863, together with the goodwill connected with the use of and symbolized thereby and all extensions and renewals thereof (the "Trademarks"), excluding only United States intent-to-use trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications;
(b) all rights of any kind whatsoever of Debtor accruing under any of the Trademarks provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;
(c) any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Trademarks; and
(d) any and all claims and causes of action, with respect to any of the Trademarks, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

4. Debtor's Covenants.
(a) Debtor shall maintain at its principal place of business complete records regarding all account balances due Debtor, whether secured or unsecured, which account balances comprise the Collateral hereunder. Such records shall include, without limitation, current statements of balances due, and copies of all contracts, instruments or documents evidencing, securing or guarantying such balances. Upon reasonable prior notice by Secured Party, Debtor shall make all such records available for inspection and copying by Secured Party and/or its agents during normal business hours.

(b) Debtor covenants and agrees that it shall: (i) take adequate care of the Collateral (except as provided in 4(b)(viii) below) in accordance with reasonable and customary business practices for similar businesses as the Debtor's, reasonable wear and tear excepted; (ii) insure the Collateral for such hazards and in such amounts customary for similar businesses as the Debtor's, with policies to name the Secured Party as additional insured and/or loss payee, as the case may be; (iii) pay all costs necessary to enforce the Security Interest, collect the Obligation, and maintain the Collateral free of liens (other than Permitted Encumbrances), including (but not limited to) taxes, assessments, reasonable attorneys' fees and legal expenses, and expenses of sale; (iv) furnish Secured Party with any information on the Collateral reasonably requested by Secured Party; (v) upon receipt of reasonable prior written notice, allow Secured Party to inspect the Collateral, and inspect and copy all records relating to the Collateral and the Obligation, in each case, during business hours; (vi) take commercially reasonable steps to preserve the liability of account debtors, obligors, and secondary parties whose obligations are part of the Collateral; (vii) notify Secured Party of any material change occurring in or to the Collateral, taken as a whole, and (viii) in its sole discretion, make the decisions regarding any continued prosecution and maintenance of the Patent Collateral and Trademark Collateral.
(c) Debtor agrees and covenants that it shall not (without Secured Party's consent, which shall not be unreasonably withheld): (i) remove the Collateral or any records relating thereto from the address set forth above; (ii) allow the Collateral to become an accession to other goods; or (iii) allow the Collateral to be affixed to real estate, except goods identified herein as fixtures.
(d) Debtor warrants and represents to the best of its information, knowledge and belief, as follows: no financing statement or collateral assignment has been filed or executed with respect to the Collateral except in favor of the Secured Party; (ii) Debtor is absolute owner of the Collateral and the Collateral is not encumbered other than by Permitted Encumbrances; (iii) none of the Collateral is affixed to real estate or an accession to other goods, nor will Collateral acquired hereafter be affixed to real estate or an accession to other goods when acquired, unless Debtor has furnished Secured Party the consents or disclaimers necessary to make this Security Interest valid against persons holding interests in the real estate or other goods; (iv) all of the Collateral is located at Debtor's address set forth above; (v) Debtor has never been known by, or done business under, any name other than those set forth above.
(e) Debtor authorizes Secured Party to (i) file financing statements and assignments covering the Collateral and all personal property of Debtor and containing such legends as Secured Party shall deem necessary or desirable to protect Secured Party's interest in the Collateral, and (ii) file and have recorded with the United States Patent and Trademark Office a short-form of a security agreement evidencing the Security Interest in the Patent Collateral and Trademark Collateral in the forms attached hereto and incorporated herein by reference as Exhibits B and C.
5. Default.
(a) Any "Default" as defined under the Note or the Guaranty shall be an event of default hereunder. "Senior Debt" means any indebtedness of the Debtor as defined under United States Generally Accepted Accounting Principles ("GAAP"), as in effect on the date hereof, that is secured by any assets of the Debtor, including, but not limited to (i) any indebtedness for borrowed money or indebtedness evidenced by notes, bonds or similar instruments, including any term loan, revolving credit financing, working capital financing, floor plan financing or real estate financing, and (ii) purchase money indebtedness and capital leases, in each case, whether now existing or entered into after the date hereof.

(b) When an event of default occurs, the entire Obligation becomes immediately due and payable at Secured Party's option without notice to Debtor, and Secured Party may proceed to enforce payment of same and exercise any and all of the rights and remedies available to a secured party under the Uniform Commercial Code as well as all other rights and remedies provided for herein or by law. When Debtor is in default, Debtor, upon demand by Secured Party, shall assemble the Collateral and make it available to Secured Party at a place reasonably convenient to both parties. Debtor is entitled to any surplus and shall be liable to Secured Party for any deficiency, arising from accounts, contract rights, or chattel paper included in the Collateral through sale thereof to the Secured Party.
6. Remedies of Secured Party. Secured Party may, in its discretion, after an event of default: (i) require Debtor to give possession or control of the Collateral to Secured Party, and Secured Party may take possession of the Collateral without the exercise of judicial process; (ii) indorse as Debtor's agent any instruments or chattel paper in the Collateral; (iii) notify account debtors and obligors on instruments to make payment directly to Secured Party; (iv) contact account debtors directly to verify information furnished by Debtor; (v) take control of proceeds and use cash proceeds to reduce any part of the Obligation; (vi) take any action Debtor is required to take or otherwise necessary to perfect, preserve, and enforce the Security Interest, and maintain and preserve the Collateral, without notice to Debtor, and add costs of same to the Obligation (but Secured Party is under no duty to take any such action); (vii) release Collateral in its possession to Debtor, temporarily or otherwise; (viii) take control of funds generated by the Collateral, such as dividends, interest, proceeds or refunds from insurance, and use same to reduce any part of the Obligation; and (ix) waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights.
7. Satisfaction of Liens. If Secured Party disposes of the Collateral following default, the proceeds of such disposition shall be applied first to the Note secured by the Guaranty included in the Obligation, and thereafter to all remaining Obligations secured hereby. For purposes of this paragraph, an extended or renewed guaranty will be considered executed on the date of the original Guaranty.
8. Subordination. Notwithstanding anything to the contrary set forth in this Security Agreement:
(a) The Security Interest shall be subordinated for all purposes and in all respects to the liens and security interests securing any Senior Debt, regardless of the time, manner or order of perfection of any such liens and security interests.
(b) Promptly upon Debtor's request, Secured Party will from time to time execute and deliver a subordination agreement on the terms consistent with Section 7 of the Note and this Section 8 and reasonably requested by any holder of any Senior Debt (or any agent for such holders), including but not limited to subordination provisions providing for subordination of the Note, the Obligation and the Security Interest to any Senior Debt.

9. Release. Upon payment in full of the Obligation, the Security Interest shall automatically terminate and be released without any further action of the Secured Party, and at such time Debtor is authorized to file terminations, releases and any other document necessary to terminate and release any evidence of the Security Interest delivered by Debtor or otherwise recorded or filed to evidence the Security Interest, including releases of UCC financing statements.
10. Miscellaneous. The rights and privileges of Secured Party shall inure to its successors and assigns. All representations, warranties, covenants and agreements of Debtor shall bind Debtor and Debtor's successors and assigns. Unless otherwise defined herein, definitions in the Uniform Commercial Code apply to words and phrases in this Agreement. Debtor waives presentment, demand, notice of dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral. Notice mailed to Debtor's address set forth above, or to Debtor's most recent changed address on file with Secured Party, at least five (5) days prior to the related action (or, if the Uniform Commercial Code specifies a longer period, such longer period prior to the related action), shall be deemed reasonable. The laws of the State of Maryland shall govern the rights and obligations of the parties to this Security Agreement and the interpretation, construction and enforceability thereof. As used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. A photographic or other reproduction of this Security Agreement, or any financing statement signed by Debtor, is sufficient as a financing statement.

IN WITNESS WHEREOF, the parties have executed this Security Agreement under seal as of the day and year first above written.

WITNESS: ______________________________________________	NEXTGEN PRO, LLC By: /s/ Marshall Chesrown (SEAL) Marshall Chesrown, President "Debtor"

WITNESS:	NEXTGEN DEALER SOLUTIONS, LLC By: /s/ Kartik Kakarala (SEAL) Kartik Kakarala, Manager "Secured Party"

EXHIBIT "A"
Permitted Encumbrances
(a) liens created hereby or otherwise securing the Note;
(b) the following liens existing on the date hereof and any renewals or extensions thereof: ________________________________________________________;
(c) liens (other than liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;
(d) statutory or common law liens of landlords (and customary landlords’ liens in leases), carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such liens secure only amounts not overdue by more than 90 days or, if more than 90 days overdue, are unfiled and no other action has been taken to enforce such lien or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA;
(f) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable person;
(h) judgment liens in respect of judgments, the uninsured portion of which, if any, does not exceed $100,000;
(i) liens securing Senior Debt;
(j) leases or subleases granted to others not interfering in any material respect with the business of Debtor;
(k) any interest of title of a lessor under, and liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases;
(l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;
(m) liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
(n) liens of sellers of goods to the Debtor arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and
(o) liens existing on property at the time of its acquisition; provided, that, (i) such lien was not created in contemplation of such acquisition, and (ii) such lien does not encumber any property other than the property encumbered at the time of such acquisition.

EXHIBIT “B”
PATENT SECURITY AGREEMENT
THIS PATENT SECURITY AGREEMENT (the “Agreement”), made this 8th day of February, 2017, by and between NEXTGEN PRO, LLC, a Delaware limited liability company, with an address of 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211 (“Debtor”), and NEXTGEN DEALER SOLUTIONS, LLC, a Delaware limited liability company, with an address of 1431 Greenway Drive, Suite 775, Irving, Texas 75038 (the “Secured Party”).
WHEREAS, Debtor has executed an Unconditional Guaranty Agreement dated even date herewith (the "Guaranty") in favor of the Secured Party, pursuant to which the Debtor guaranteed the payment and performance of all obligations of Smart Server, Inc. under a Subordinated Secured Confessed Judgement Promissory Note executed in favor of the Secured Party on the date hereof.
WHEREAS, to secure the obligations under the Guaranty, the Debtor executed and delivered to the Secured Party that certain Security Agreement dated as of the date hereof (the “Security Agreement”).
WHEREAS, under the terms of the Security Agreement, the Debtor granted to the Secured Party, a security interest in, among other property, certain intellectual property of the Debtor, and agreed to execute and deliver this Patent Security Agreement, for recording with national, federal and state government authorities, including, but not limited to, the United States Patent and Trademark Office.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor agrees with the Secured Party as follows:
1. Grant of Security. Debtor hereby pledges and grants to the Secured Party a security interest in and to all of the right, title and interest of such Debtor in, to and under the following, wherever located, and whether now existing or hereafter arising or acquired from time to time (the “Patent Collateral”):
(a) All patents and patent applications, including patent application number 14614160 entitled “Near Field Communication (NFC) Vehicle Identification System and Process” filed with the United States Patent and Trademark Office and all registrations, reissues, divisions, continuations, continuations-in-part, renewals, extensions and re-examinations thereof and amendments thereto (the “Patents”);
(b) all rights of any kind whatsoever of such Debtor accruing under any of the Patents provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(c) any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Patents; and
(d) any and all claims and causes of action, with respect to any of the Patents, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.
2. Recordation. Debtor authorizes the Commissioner for Patents and any other government officials to record and register this Patent Security Agreement upon request by the Secured Party.
3. Loan Documents. This Patent Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement, including the provisions in Section 8 for subordination, shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the Patent Collateral are as provided by the Security Agreement, and nothing in this Patent Security Agreement shall be deemed to limit such rights and remedies.
4. Execution in Counterparts. This Patent Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Patent Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.
5. Successors and Assigns. This Patent Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6. Governing Law. This Patent Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Patent Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Maryland, without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction).

[Intentionally Left BlankóSignature Page Follows]

IN WITNESS WHEREOF, Debtor has caused this Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NEXTGEN PRO, LLC
By: /s/ Marshall Chesrown Name: Marshall Chesrown Title:President Address for Notices: 4521 Sharon Road Suite 370 Charlotte, North Carolina 28211 Attention: Steven Berrard

AGREED TO AND ACCEPTED:
NEXTGEN DEALER SOLUTIONS, LLC
By:/s/ Kartik Kakarala Name: Kartik Kakarala Title:President Address for Notices: 1431 Greenway Drive Suite 775 Irving, Texas 75038 Attention: Kartik Kakarala

EXHIBIT “C”
TRADEMARK SECURITY AGREEMENT
THIS TRADEMARK SECURITY AGREEMENT (the “Agreement”), made this 8th day of February, 2017, by and between NEXTGEN PRO, LLC, a Delaware limited liability company, with an address of 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211 (“Debtor”), and NEXTGEN DEALER SOLUTIONS, LLC, a Delaware limited liability company, with an address of 1431 Greenway Drive, Suite 775, Irving, Texas 75038 (the “Secured Party”).
WHEREAS, Debtor has executed an Unconditional Guaranty Agreement dated even date herewith (the "Guaranty") in favor of the Secured Party, pursuant to which the Debtor guaranteed the payment and performance of all obligations of Smart Server, Inc. under a Subordinated Secured Confessed Judgement Promissory Note executed in favor of the Secured Party on the date hereof.
WHEREAS, to secure the obligations under the Note, the Debtor executed and delivered to the Secured Party that certain Security Agreement dated as of the date hereof (the “Security Agreement”).
WHEREAS, under the terms of the Security Agreement, the Debtor granted to the Secured Party, a security interest in, among other property, certain intellectual property of the Debtor, and agreed to execute and deliver this Trademark Security Agreement, for recording with national, federal and state government authorities, including, but not limited to, the United States Patent and Trademark Office.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor agrees with the Secured Party as follows:
1. Grant of Security. Debtor hereby pledges and grants to the Secured Party a security interest in and to all of the right, title and interest of such Debtor in, to and under the following, wherever located, and whether now existing or hereafter arising or acquired from time to time (the “Trademark Collateral”):
 (a) All trademark registrations and applications, including the trademark registered with the United States Trademark and Trademark Office, Registration number 4,662,863, together with the goodwill connected with the use of and symbolized thereby and all extensions and renewals thereof (the “Trademarks”), excluding only United States intent-to-use trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications;

(b) all rights of any kind whatsoever of such Debtor accruing under any of the Trademarks provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;
(c) any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Trademarks; and
(d) any and all claims and causes of action, with respect to any of the Trademarks, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.
2. Recordation. Debtor authorizes the Commissioner for Trademarks and any other government officials to record and register this Trademark Security Agreement upon request by the Secured Party.
3. Loan Documents. This Trademark Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement, including the provisions in Section 8 for subordination, shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the Trademark Collateral are as provided by the Security Agreement, and nothing in this Trademark Security Agreement shall be deemed to limit such rights and remedies.
4. Execution in Counterparts. This Trademark Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Trademark Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.
5. Successors and Assigns. This Trademark Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6. Governing Law. This Trademark Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Trademark Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Maryland, without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction).

IN WITNESS WHEREOF, Debtor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NEXTGEN PRO, LLC
By: /s/ Marshall Chesrown Name: Marshall Chesrown Title:President Address for Notices: 4521 Sharon Road Suite 370 Charlotte, North Carolina 28211 Attention: Steven Berrard

AGREED TO AND ACCEPTED:
NEXTGEN DEALER SOLUTIONS, LLC
By: /s/ Kartik Kakarala Name: Kartik Kakarala Title:President Address for Notices: 1431 Greenway Drive Suite 775 Irving, Texas 75038 Attention: Kartik Kakarala